EXHIBIT 99.4

                AGREEMENT RELATING TO ENFORCEMENT OF AB 1986


                                  By and Among

                         THE CALIFORNIA RESOURCES AGENCY

                 THE CALIFORNIA DEPARTMENT OF FISH AND GAME

                   THE CALIFORNIA DEPARTMENT OF FORESTRY

                 THE CALIFORNIA WILDLIFE CONSERVATION BOARD

                                       and

                           THE PACIFIC LUMBER COMPANY,

                         SCOTIA PACIFIC COMPANY LLC, AND

                            SALMON CREEK CORPORATION



                                FEBRUARY 25, 1999



                AGREEMENT RELATING TO ENFORCEMENT OF AB 1986

     This Agreement regarding the enforcement of the provisions of California Assembly Bill 1986, Chapter 615 of the Statutes of 1998 ("AB 1986") is entered into as of the Effective Date of this Agreement by and among the State of California, acting through the California Department of Fish and Game ("CDF"), the California Department of Forestry and Fire Protection ("CDFG"), the California Resources Agency, and the California Wildlife Conservation Board ("WCB") (collectively referred to as the "State of California" or the "State"), on the one hand, and The Pacific Lumber Company ("PALCO"), Scotia Pacific Company LLC, and Salmon Creek Corporation, their officers, directors, employees, agents, contractors and sub-contractors, and their successors in interest, assignees, or transferees of any transfer defined in Section 9, below, collectively referred to as the "Company", on the other hand, in connection with the grant of funds by the State of California to the United States of America toward the purchase and permanent protection of redwood forest lands owned by the Company and by the Elk River Timber

Company in Humboldt County, referred to and defined in AB 1986, hereafter referred to as the "Headwaters Forest Preserve."

     WHEREAS the State of California enacted legislation (AB 1986) appropriating one hundred thirty million dollars ($130,000,000.00) toward the purchase of the Headwaters Forest Preserve because it plays a pivotal role in preserving the old growth redwood ecosystem in California; and WHEREAS the State of California recognizes that the public benefits afforded by acquisition of fee title of these lands are inextricably linked to future management of both the lands subject to the Habitat Conservation Plan (HCP) as of the Effective Date of this Agreement and all future lands which are subject to the HCP ("Lands" is defined to include both types of lands) in such a manner as to afford protection to threatened and endangered species and specified unlisted species found on the Lands and on lands impacted by the management of the Lands; and

     WHEREAS The Pacific Lumber Company, Scotia Pacific Company LLC, and Salmon Creek Corporation are entering into a separate Implementation Agreement (the "IA") with the United States of America and the State of California to ensure implementation of the terms of the final HCP, which provides minimization and mitigation measures for threatened and endangered species and specified unlisted species in accordance with the standards set forth in the Federal and State Endangered Species Acts for impacts of take of such species from specified activities on the Lands; and

     WHEREAS the State acknowledges that, as of the dates of their approval or certification, the agreed-upon final HCP, IA, and permits to allow the incidental take of threatened and endangered species, the drafts of which are more fully described in the notice published in the Federal Register on July 7, 1998 incorporate, at minimum, all of the conditions set forth in Chapter 615, Statutes of 1998 (AB 1986), in Section 3 thereof; and

     WHEREAS the State of California intends to make its funds for acquisition of the Headwaters Forest Preserve available through a direct grant to the United States of America; and

     WHEREAS, to implement AB 1986, the State of California requires, in a form directly enforceable by the State, the Company's binding agreement to comply with AB 1986; and

     WHEREAS the State of California has indicated that it requires as a condition of its grant of one hundred thirty million dollars ($130,000,000.00) for the purchase of the Headwaters Forest Preserve, that the additional benefits and protections of AB 1986 apply to the Company's Lands; and

     WHEREAS on February 27, 1998, Parties to this Agreement entered into an agreement entitled "Pre-Permit Application Agreement in Principle" in which the Company committed to apply for an Incidental Take Permit (ITP) and its accompanying HCP, which were to have terms of 50 years; and WHEREAS the terms of the incidental take permit, the HCP and the IA are 50 years and this agreement shall apply to, and be enforced for, that term.

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1.  GENERAL PROVISIONS.

     1.1 Unless otherwise specifically defined in this Agreement, the parties hereby adopt the definitions used in the IA for the final PALCO Habitat Conservation Plan simultaneously being entered into by and among the United States Fish and Wildlife Service, the National Marine Fisheries Service, the California Department of Fish and Game, the California Department of Forestry and Fire Protection, The Pacific Lumber Company, Scotia Pacific Company LLC, and Salmon Creek Corporation.

     1.2 Unless otherwise specifically stated in this Agreement, this Agreement is in addition to and supplements the provisions of the IA as to the parties to this Agreement.

     1.3 The term of this Agreement is the same as the term of the incidental take permit and the HCP which the Company committed, in the February 27, 1998, Pre-Permit Application Agreement in Principle," to include in its application for an ITP and its accompanying HCP.

     SECTION 2.  EXPENDITURE OF FUNDS.

     2.1 The State of California will contribute one hundred thirty million dollars ($130,000,000.00) to the United States of America on such terms and conditions as are consistent with AB 1986 and the State's statutory and Constitutional requirements, toward the purchase of the Headwaters Forest Preserve.

     SECTION 3.  MANAGEMENT OF THE LANDS.

     3.1 The Company shall manage all of its Lands, regardless of whether the Company's HCP, IA, federal and/or state incidental take permits are in force, to comply with AB 1986 and this Agreement as follows:

          (a) A no-cut buffer of one hundred (100) feet on each side of each Class 1 watercourse and a no-cut buffer of thirty (30) feet on each side of each Class 2 watercourse shall be maintained unless and until all of the following conditions are met:

               (i) The watershed analysis process described in Section 6.3.2 of the HCP and Section 3.1.3.1 of the IA has been completed for that watercourse, and the watershed analysis has been reviewed and approved by the Wildlife Agencies;

               (ii) The Wildlife Agencies have established site-specific prescriptions for that watercourse. If any of the Wildlife Agencies establish site-specific prescriptions that differ from prescriptions proposed in the watershed assessment, the agency shall in writing state its reasons for doing so; and

               (iii) The site-specific prescriptions established by the Wildlife Agencies have been implemented on that watershed.

          (b) Except as provided in subdivisions (a), (c), and (h), all Class 1, 2, and 3 watercourses shall, in addition, be managed consistent with the restrictions contained in the January 7, 1998, document entitled "Corrected Version Draft-Interagency Federal-State Aquatic Strategy and Mitigation for Timber Harvest & Roads for the Pacific Lumber Co. HCP," unless and until all of the following conditions are met:

               (i) The watershed analysis process has been completed for that watercourse as described in Section 6.3.2 of the HCP and Section 3.1.3.1 of the IA, and the watershed assessment has been reviewed by the Wildlife Agencies;

               (ii) The Wildlife Agencies have established site-specific prescriptions for that watercourse in the manner described in Section 6.3.2 of the HCP and Section 3.1.3.1 of the IA. If the Wildlife Agencies establish site-specific prescriptions that differ from prescriptions proposed in the watershed assessment the agencies shall state in writing their reasons for doing so; and

               (iii) The site-specific prescriptions established by the Wildlife Agencies have been implemented on that watershed.

          (c) The Company shall implement any site-specific prescriptions that are established by the Wildlife Agencies, upon completion of the watershed analysis so that those prescriptions result in a no-cut buffer of not less than thirty (30) feet and not more than one hundred seventy (170) feet, on each side of each Class 1 and Class 2 watercourse. With respect to the minimum thirty (30) foot no-cut buffer on Class 2 watercourses, any of the Wildlife Agencies may adjust the no-cut buffer if it determines that it will benefit aquatic habitat or species. In no event, however, may the minimum thirty (30) foot no-cut buffer be less than that distance established under the draft HCP dated July, 1998.

          (d) The Company shall cooperate fully with the peer-review process developed pursuant to the IA and HCP, by the United States Fish and Wildlife Service and the United States National Marine Fisheries Service, in consultation with CDF, the Regional Water Quality Control Board, and CDFG, to evaluate, on a spot-check basis, the appropriateness of completed analyses and prescriptions that are developed through the watershed analysis process.

          (e) The Company, in consultation with the Wildlife Agencies, shall establish and implement a schedule that results in completion of the watershed analysis process within five years.

          (f)  Timber Harvesting in Marbled Murrelet Conservation Areas:

               For 50 years from the Effective Date of this Agreement, the Company shall not undertake any timber harvesting, including salvage logging and other management activities that are detrimental to the marbled murrelet or marbled murrelet habitat in the following Marbled Murrelet Conservation Areas ("MMCAs"):

               (i)    Elk Head Residual        564 acres
               (ii)   Cooper Mill              722 acres
               (iii)  Allen Creek            1,421 acres
               (iv)   Allen Creek Extension    301 acres
               (v)    Road 3                   659 acres
               (vi)   Owl Creek                904 acres
               (vii)  Shaw Gift                548 acres
               (viii) Right Road 9             322 acres
               (ix)   Road 7 and 9 North       501 acres
               (x)    Booth's Run              776 acres
               (xi)   Bell Lawrence            634 acres
               (xii)  Lower North Fork Elk     531 acres

     These tracts of remnant and residual ancient forest are depicted in the map titled "Murrelet Conservation Areas" that is on file in the office of the Secretary of the Resources Agency. The acreages may be adjusted by the United States Fish and Wildlife Service or the United States National Marine Fisheries Service, so long as the adjustments are made to more accurately describe Marbled Murrelet habitat and do not decrease the acreages established pursuant to the draft HCP. Final acreages will be those set forth in the final HCP approved by the Services and CDFG, provided that such acreages are not less than those specified in the draft HCP.

          (g) The Company shall not undertake any timber harvesting, including salvage logging and other management activities, in the tract identified as the "Grizzly Creek Marbled Murrelet Conservation Area," as depicted on the map titled "Murrelet Conservation Areas," which is on file in the office of the Secretary for the Resources Agency, for five years from the date of adoption of the final HCP to provide an opportunity for the purchase, and permanent protection of, that tract.

          (h) The Company shall not undertake road-related activities that, on balance, are less protective of species and habitat than the provisions contained in the February 27, 1998, document entitled "Pre-Permit Application Agreement in
Principle."

          (i) The Company shall submit all timber harvesting plans covering lands that are subject to the HCP and the State and Federal permits for review and comment, and for a finding as to whether or not the timber harvesting plan is consistent with the HCP, to the United States National Marine Fisheries Service and the United States Fish and Wildlife Service at least 30 days prior to the earliest possible date of the timber harvesting plan approval by CDF. Nothing in this Section shall affect the authority of CDF to approve or disapprove timber harvesting plans under State and federal law.

          (j) Any and all sustained yield plan(s) and any timber harvest plans prepared by the Company involving Lands shall be consistent with and shall not be any less protective of aquatic or avian species than the provisions of
Section 3 of this Agreement.

          (k) The Company shall not seek any amendments to the HCP, Federal or State Permits, and/or the IA that are inconsistent with the provisions of AB 1986 or this Agreement.

          (l) While the HCP remains in effect, the Company further acknowledges that while the foregoing restrictions and obligations are the requirements as established under AB 1986 for its management of the Lands, the requirements and obligations imposed under the HCP may be fully enforced by appropriate State and Federal agencies, to the extent provided in the IA and/or this Agreement.

     3.2 This Agreement, including all restrictions and obligations set forth in
Section 3.1, shall be recorded in an acceptable form at the close of escrow and when required by Section 9.3, as covenants that run with the land and are binding on all of the Lands (initially consisting of approximately 947 parcels consisting of approximately 211,700 acres, as detailed at Attachment 1: Volume II, Part B of the HCP and to which Additional Lands may be added pursuant to
Section 5 of the IA and Section 9.3 of this Agreement). The legal descriptions for the parcels constituting the Lands as of the Effective Date of this Agreement are set forth in Attachment A. The covenants, which shall incorporate and adopt this Agreement, shall be in a form and content agreeable to the State, binding on the Company and any successor owners of the Lands for a period of fifty (50) years from the Effective Date. However, the parties acknowledge that pursuant to Section 5.2(c) of the IA that the conservation and mitigation measures provided under the HCP's Operating Conservation Program apply to the Additional Lands until all impacts from Covered Activities on the Additional Lands have been fully mitigated in accordance with Section 8.5 of the IA up to 50 years from the date the Additional Lands become Covered Lands under the IA. The Company hereby acknowledges and agrees that such covenants are entered into in connection with its grant of the Headwaters Forest Preserve to the United States of America and the environmental requirements of AB 1986 and in contemplation of timber harvesting operations on the Lands, and are made for the direct benefit of the Headwaters Forest Preserve and as a burden to the Lands. The Company further acknowledges that each of the foregoing restrictions and obligations relates to the use, repair, maintenance, and/or improvement of the Lands.

     3.3. Enforcement of the foregoing covenants will be by proceedings at law or in equity, either to restrain violation and/or to recover damages, against any person or persons violating this Agreement or attempting to violate any covenant.

     3.4 Invalidation of any one of the foregoing covenants by judgment or court order will not affect any of the other provisions, which will remain in full force and effect.

     SECTION 4.  MONITORING.

     4.1 The Company shall reimburse the State of California for the actual and reasonable costs of monitoring for compliance with this Agreement.

     4.2 The Company agrees to allow, without unreasonable restriction, inspection by staff from the Resources Agency and the California Environmental Protection Agency and their constituent Departments and their successor agencies of all operations relating to timber harvest of the Lands to assure compliance with this Agreement.

     4.3 In addition to the parties specified in the HCP, the HCP Monitor shall provide contemporaneous notice of any deviations from or breaches of the HCP to the Attorney General's Office for the State of California.

     SECTION 5.  STOP ORDERS / TEMPORARY SUSPENSION OF
          OPERATIONS.

     5.1. (a) This Section provides an administrative procedure to temporarily suspend any operation on or affecting Lands while judicial remedies are pursued.

          (b) A designated employee or an inspecting forest officer, may issue a written stop order if, upon reasonable cause, the officer determines that the Company is conducting operations or is about to conduct operations that are in violation of this Agreement, AB 1986, the HCP, the State Permit, or any timber harvest plan and that the violation or threatened violation would result in imminent and substantial harm to soil, water, or timber resources, fish and wildlife species, or to fish and wildlife habitat. A stop order shall apply only to those acts or omissions that are the proximate cause of the violation or threatened violation. The stop order shall be effective immediately and throughout the next day.

          (c) A supervising forest officer from CDF or a designated supervisory level employee may, after an onsite investigation, extend a stop order issued pursuant to subdivision (b) for up to five days, excluding Saturday and Sunday, provided that he or she finds that the original stop order was issued upon reasonable cause. A stop order shall not be issued or extended for the same act or omission more than one time.

          (d) Each stop order shall identify the specific act or omission that constitutes the violation or threatened violation, any operation that is to be stopped, and any corrective or mitigative actions that may be required.

     CDF or CDFG, as appropriate, may terminate the stop order if the responsible parties enter into a written agreement with the appropriate department assuring that the parties will resume operations in compliance with this Agreement, AB 1986, the HCP, the State Permit, or any timber harvest plan and will correct the violations.

          (e) Notice of the issuance of a stop order or an extension of a stop order shall be deemed to have been made to all persons working on an operation when a copy of the written order is delivered to the person in charge of operations at the time the order is issued or, if no persons are present at that time, then by posting a copy of the order at the site of the operation where the violation or threatened violation occurred. If no persons are present at the site of the operation when the order is issued, the issuing officer or a designated employee shall deliver a copy of the order to the Company either in person or to the Company's address of record prior to the commencement of the next working day.

          (f) As used in this Section, "forest officer" means a registered professional forester employed by the CDF in a civil service classification of forester II or higher grade. As used in this Section a "designated employee" means any environmental specialist III, associate fisheries biologist, associate wildlife biologist, warden, or any other employee of CDFG with a more senior civil service classification, designated by the manager of Region 1 of CDFG. As used in this Section "a designated supervisory level employee" means any supervisor of "a designated employee" designated by the manager of Region 1 of CDFG.

          (g) Failure of the Company or an employee or contractor of the Company, after receiving notice, to comply with a stop order is a violation of this agreement and is subject to remedies detailed in Sections 6 and 8 below.

          (h) Nothing in this Section shall prevent the Company from seeking a writ of mandate as prescribed in Chapter 2 (commencing with Section 1084) of Title 1 of Part 3 of the Code of Civil Procedure, or other relief as provided by any other provision of law.

     5.2 If the Company believes that a forest officer, supervising forest officer, designated employee or designated supervisory level employee lacked reasonable cause to issue or extend a stop order pursuant to Section 5.1, the Company may present a claim to the State Board of Control pursuant to Part 3 (commencing with Section 900) of Title 1 of the Government Code for compensation and damages resulting from the stopping of operations.

     If the board finds that the forest officer, supervising forest officer, designated employee or designated supervisory level employee lacked reasonable cause to issue or extend the stop order pursuant to Section 5.1, the board shall award a sum of not less than one hundred dollars ($100) nor more than one thousand dollars ($1,000) per day for each day the order was in effect. Nothing in Section 5 affects the application of Section 8 of this Agreement.

     If the board denies the claim, the Company may pursue such judicial remedies as are available to it to obtain the compensation and damages authorized by this Section.

     5.3 Failure of the Company, after receiving notice, to timely and reasonably comply with a stop order is a violation of this Agreement, subject to the remedies as detailed in Section 6 and 8 below.

     5.4 In the event any of the three entities ("acting entity") which comprise the Company as specified in the first paragraph of this agreement takes any action on land or with respect to timber owned by another entity ("landowning entity") as to such action the acting entity for all purposes connected with AB 1986, this Agreement, the HCP, the State Permit or any timber harvesting plan and liability arising thereunder shall be deemed to be acting as the agent of the landowning entity, and to be acting within the course and scope of such agency. For purposes of this provision, action includes failure to act.

     SECTION 6.  LIQUIDATED DAMAGES FOR BREACH OF AB 1986 AND/OR HCP.

     6.1 Notwithstanding the provisions of Section 9.1(a) of the IA, this Section authorizes liquidated damages that will apply to specific breaches by the Company of this Agreement, the HCP/IA, the State Permit, any timber harvest plan, or AB 1986. Except as provided in Section 6.2 (b) below, liquidated damages provided for in this Section are in addition to any other remedies available to the State of California in law or in equity. The State and the Company agree that the provisions for liquidated damages set forth herein are reasonable under all of the circumstances existing at the time of this Agreement. The Company further stipulates and agrees that the California Civil Code Section 1671(b), as it exists on the Effective Date of this Agreement, governs and controls the enforceability of this liquidated damages provision, regardless of subsequent amendment of Section 1671(b). Without limiting the foregoing, but as evidence of the reasonableness of this provision, the State and the Company mutually acknowledge and agree that any damages that would result by reason of any such breach are now and would be difficult and impractical to determine, and that the monetary value of the habitats, wildlife, watersheds and other environmental subjects covered by the HCP and this Agreement, including their full implementation, are impossible to calculate. In placing their initials in the spaces provided below, the parties confirm that they have read, understand and agree to this provision.

THE                        SCOTIA PACIFIC            SALMON CREEK
PACIFIC                    COMPANY LLC               CORPORATION
LUMBER
COMPANY

Initials:                  Initials:                 Initials:
By:  John Campbell         By: John Campbell         By:  John Campbell


                           DEPARTMENT OF             DEPARTMENT OF
                           FISH AND GAME             FORESTRY AND FIRE
                                                     PROTECTION

                           Initials:                 Initials:
                           By:                       By:

THE RESOURCES              WILDLIFE
AGENCY                     CONSERVATION BOARD

Initials:                  Initials:
By:                        By:


     6.2 (a) The State and the Company agree that if the Company breaches its obligations described in this Section 6, then the State shall be entitled to recover from the Company, as damages for each such breach, an amount equal to the sums described herein below as liquidated damages.

          (b) If the State in its own name recovers damages for a breach of an obligation of the Company pursuant to the IA, then the State is barred from seeking remedy for breach of substantially the same obligation under this Agreement except for breaches of stop work orders issued pursuant to Section 5. No more than one of the liquidated damages provisions in Sections 6.3, 6.4, 6.5, and 6.6 shall apply to any breach or violation.

     6.3 Breaches of No-Cut Buffers. For each Tree (for purposes of this Agreement, a "Tree" is a tree which is at least 8" diameter at breast height) cut in violation of this Agreement in a Class 1, Class 2, or Class 3 no-cut buffer, or any other habitat buffer, $1000.00, plus one hundred fifty percent (150%) of the full stumpage value of the timber, with no offset for harvesting costs.

     6.4 Cutting Trees in MMCAs. For each Tree cut in violation of this Agreement and the HCP in an MMCA, $2,000, plus two hundred percent (200%) of the full stumpage value of the timber, with no offset for harvesting costs.

     6.5 Cutting Nesting Trees. For each Tree cut in violation of this Agreement and the HCP which has been identified as, or for which there is substantial evidence that it was a nest tree prohibited from being cut by the HCP or state law a sum equal to $3,000.00 plus two hundred fifty percent (250%) of the full stumpage value of the timber, with no offset for harvesting costs.

     6.6 The Company shall be liable for liquidated damages of $200.00 for each of the following breaches:

          (a) Except for breaches addressed in Sections 6.3, 6.4 and 6.5 above, for each breach of a restriction on a Class 1, 2, or 3 watercourse.

          (b) Failure to complete the watershed analysis required by AB 1986 within five years from the Effective Date. No penalty shall be imposed pursuant to this paragraph for delays caused by state or federal agencies, or for delays caused by force majeure or court mandate.

          (c) Breach of any road-related activity requirements as set forth in the HCP and/or IA.

          (d) Any other breach of any requirement or prohibition as set forth in the HCP, IA, this Agreement or a stop work order issued pursuant to this Agreement, except if such breach is a non-substantive breach, as set forth in
Section 8.6 of the IA.

          (e) Each day and partial day for any of the breaches described in this
Section is deemed a separate breach for purposes of computing liquidated damages under this Section. In addition, the Company shall pay to the State of California an amount equal to any additional revenue or avoided costs attributable to such breach. This paragraph shall not apply to breaches for the cutting of trees if the liquidated damages otherwise required pursuant to Sections 6.3, 6.4 and 6.5 have been paid.

     6.7 In the event that the Company fails to complete within a reasonable time given the circumstances, including but not limited to where restricted by state and federal agencies pursuant to the HCP, force majeure or court mandate, a mitigation or restoration requirement issued by the State pursuant to this Agreement after that the Company has received notice of such mitigation or restoration requirement, liquidated damages shall accumulate at the rate of $3,000.00 per day until such time that the mitigation or restoration requirement has been completed.

     Such liquidated damages will not begin to accrue until ten (10) days after the State has given written notice to the Company of its unreasonable failure to implement a mitigation or restoration requirement, and shall cease to accrue when such corrective action has been completed.

     6.8 In the event the Company breaches any of its obligations pursuant to this Section 6, the State shall be entitled to payment of all liquidated damages then due upon ten (10) days written notice to the Company. Only if the Company fails to pay to the State, within ten (10) days from delivery of such written notice, the State may instruct the issuer of the Security (as defined in Section 7) below to immediately pay to the State the amount of such liquidated damages then due.

     The notice must contain an affidavit executed by a officer of the State authorized by the Director of CDFG or CDF or the Attorney General which states:

          The undersigned hereby represents that there is a default under paragraph of the Agreement Relating to Enforcement of AB 1986 and that the State is entitled to draw down on the Security provided thereunder in the amount of $ .

     Nothing in this Agreement prohibits the Company from seeking equitable relief, including but not limited to temporary restraining orders and preliminary and permanent injunctions, against the State and/or the holder of the Security, if the Company believes that no breach has occurred, that the Company has cured the breach and/or the computation of liquidated damages in the notice was incorrect.

     6.9  Mitigation and Remediation by the State of California.

          (a) The State, at its option, may expend available money to perform identified and noticed mitigation, restoration, or remedial work required under
Section 6.7, including, but not limited to, supervision of mitigation, restoration or remedial work or activities which the Company has failed to perform within a reasonable period of time following notice, or under such circumstances when the probability and potential extent of harm make it reasonably necessary to take immediate action to prevent, reduce, or mitigate damages to habitat, wildlife, watersheds, natural resources, or other environmental values.

          (b) The State shall be permitted reasonable access to the affected property as necessary to perform any required mitigation, restoration, or remedial work.

          (c) If the mitigation, restoration, or remedial work is undertaken by the State, the Company will be liable to the State to the extent of the reasonable costs actually incurred in mitigating, restoring, or remediating the environmental harm. The amount of costs is recoverable through the security interests set forth in Section 7 below, and if insufficient, through a civil action by, and paid to, the State.

     6.10 Increasing Security; Maintaining Security.

          If in any year the Company is required to pay any liquidated damages pursuant to this Section 6, then in the following year, and only in the following year, the amount of security shall be increased by the total amount of liquidated damages required to be paid in that year. The Company shall maintain the required amount of security and shall replenish the security within 10 days to the required amount, as necessary.

     6.11 Each of the three entities which comprise the Company as specified in the first paragraph of this agreement shall carry out each obligation contained in this agreement, AB 1986, the HCP, State Permits or any timber harvest plan; provided that this provision shall not require duplication by Company entities, and if an obligation is performed by one or more Company entities, the remaining Company entity or entities shall not be required to perform the same obligation. Each such obligation shall be the individual obligation of each Company entity. Consistent with the individual nature of such obligations, notwithstanding any other provision of this Agreement, no Company entity shall be liable for the payment obligations of any other Company entity under this Agreement, AB 1986, the HCP, the State Permits, or any timber harvesting plan.

     SECTION 7.  SECURITY INTERESTS.

     7.1 (a) The Company shall post security covering all of its obligations for fifty (50) years under this Agreement in the amount of Two Million Dollars ($2,000,000.00). The security shall be in the form of a pledged savings or trust account, certificate of deposit, irrevocable letter of credit, or other form approved by the State. At the Effective Date, the security shall be the same security posted pursuant to the IA.

          (b) The Company shall be deemed to have posted security as required by this Section so long as it posts, maintains and replenishes the security required by and pursuant to Section 3.3 of the IA in an amount consistent with this Agreement, which shall include the same terms for increasing security as set forth in Section 6.10 of this Agreement. In the event the State and any of the Wildlife Agencies simultaneously call upon the security, such security shall first serve the purposes of the Wildlife Agencies under the IA.

          (c) Notwithstanding the prohibition on duplication in Section 6.11 and consistent with the other provisions of that section, each of the three entities which comprise the Company as specified in the first paragraph of this Agreement shall be separately required to provide, maintain and replenish the security in the amount set forth and in accordance with terms of this Section 7. In the event of any action by or liability of a Company entity or entities arising under this agreement, AB 1986, the HCP, the State Permits or any timber harvest plan, the State may call upon the security posted by the Company entity or entities whose action or liability was the basis of the need to call upon the security. Alternatively this provision shall be satisfied if the company entities furnish their written agreement in a form satisfactory to the State providing the security in the amount of Two Million Dollars ($2,000,000.00) total for the three entities, as it may be required to be increased and/or replenished pursuant to Section 7 and 6.10, is at all times available to the State in the event of action or liability of any Company entity arising under this Agreement, AB 1986, the HCP, State Permits or any timber harvest plan. For purposes of this Section, action includes failure to act.

     7.2 The Security shall be increased annually for inflation on the first anniversary of the Effective Date of this Agreement, and continuing each year thereafter throughout the duration of the Agreement by the percentage increase in the Consumer Price Index, calculated as set forth below.

          (a)  Definitions.  For the purposes of this Section 7,

               (1) "Index" means the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor, San Francisco - Oakland - San Jose, CA, All Items and Major Group Figures For Urban Wage Earners and Clerical Workers (1982-84 = 100). If a substantial change is made in the Index, then the Index will be adjusted to the figure that would have been used had the manner of computing the Index in effect at the date of this Agreement not been altered. If the Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information used in determining the Index will be used.

               (2) "Base Index" means the Index last published prior to the Effective Date of the HCP.

               (3) "Adjustment Index" means the Index last published prior to each anniversary of the Effective Date of the HCP.

               (4) Notwithstanding any other provision of this Agreement, in no event shall any adjustments based on the difference between the Base Index and any Adjustment Index result in a decrease in the amount of the Security.

          (b) Increases. At the commencement of each twelve (12) month period following the Effective Date of this Agreement, and continuing thereafter for a period of fifty (50) years (or such longer period as the Agreement may be extended or renewed), the security shall be increased by the product resulting from the multiplication of (x) the security for the first year following the Effective Date of the Agreement by (y) a fraction having as its numerator the most recent Adjustment Index and having as its denominator the Base Index.

     SECTION 8.  NO WAIVER.

     8.1 In the event the State determines to enforce any provision of this Agreement through litigation seeking any form of equitable relief, including without limitation, temporary and permanent injunctive relief, the Company specifically agrees that:

          (a) Any breach or violation of this Agreement will cause irreparable harm and injury to the State and therefore injunctive relief, including a temporary restraining order, preliminary injunction, may be granted.

          (b) No extensions of the time periods specified for temporary restraining orders or preliminary injunctions in the Code of Civil Procedure or local rules shall be requested unless by stipulation.

          (c) The seeking of equitable relief by the State shall not prevent the State from seeking any other remedy provided by law.

     8.2 In the event that the State declares a breach and seeks to draw on the Security, the Company may seek such equitable relief as it deems appropriate to enjoin the payment of the Security to the State if the Company disputes whether the breach occurred, whether the Company has failed to cure, and/or whether the computation of liquidated damages in the notice was accurate.

     SECTION 9.  TRANSFERS.

     9.1 Except as hereafter expressly provided, the Company may sell, agree to sell, assign, lease, convey, alienate or otherwise transfer the Lands, or any part thereof or interest therein (including any transfer to any parent, subsidiary or affiliated company or successor-in-interest by merger, consolidation or acquisition), whether by the operation of law or otherwise (collectively a "Transfer") pursuant to and in accordance with Sections 5.3, 5.4, and 5.5 of the IA. Prior to transfer, the Company shall insure that the covenants required by Section 3.2 will be transferred with the Land and that the transferee has assumed in writing the Company's obligations under this Agreement.

     9.2 Except as provided in Section 9.1, upon a Transfer of Lands to another landowner carried out in accordance with the terms of the IA, the transferor shall not bear any responsibility for any future management activities, nor be liable for any Take of any Species by any other persons, on such transferred lands under the terms of the IA or this Agreement.

     9.3 Upon approval from State or Federal agencies for the addition of Lands as Covered Lands pursuant to the HCP and IA, the Company shall record this Agreement as a covenant as required in Section 3.2 on the additional Lands proposed to be made Covered Lands pursuant to the IA.

     9.4 Notwithstanding Section 9.1, if the Company swaps lands as provided in
Section 5.3.2 of the IA, upon recordation of the covenant required by Sections
3.2 and 9.3 of this Agreement on the lands to be added as Covered Lands, the State shall authorize the release from the covenant required by Section 3.2 on the Lands which will no longer be Covered Lands pursuant to the swap.

     9.5 In the event of any transfer of Lands for which the transferee has executed an assumption agreement pursuant to Section 9.1 and for which the transferee is seeking to continue timber harvesting under the same requirements as applied to the Company, the State agencies which are signatories to this Agreement will:

          1.) Use their best efforts to expedite processing and decisions on the timber harvesting activities requested by the transferee by all State agencies having jurisdiction over those proposed activities.

          2.) Use their best efforts to cause all federal agencies having jurisdiction over the timber harvesting activities requested by the transferee to expedite processing and decisions on the requests filed with federal agencies by the transferee for approval of such activities.

     SECTION 10.  MISCELLANEOUS.

     10.1 Severability. If any provision of this Agreement is found invalid or unenforceable, such provision shall be enforced to the maximum extent possible and the other provisions shall remain in full force and effect to the extent they can be reasonably applied in the absence of such invalid or unenforceable provision.

     10.2 The provisions of this Agreement are in addition to and, except as otherwise provided herein, shall not limit any of the legal rights or remedies available to the Parties under any applicable law or regulation.

     10.3 Governing Law. This Agreement shall be governed by the laws of the State of California.

     10.4 Venue. Any action to enforce or arising out of this Agreement shall be brought in the Superior Court in the County of Sacramento. In the event that any party institutes any action for equitable relief arising out of this Agreement, in addition to any other notice required by law, notice of such action shall be given to the other parties to this Agreement and the Attorney General, in writing, within three (3) court days following the filing of such action.

     10.5 Counterparts. This Agreement may be executed by the parties in several counterparts, each of which shall be deemed to be an original copy. This Agreement shall be effective upon the signature of all of the parties.

     10.6 Amendment.

          (A) This Agreement is not subject to amendment except in a writing signed by all the parties hereto.

          (B) No signatory shall approve of any proposed amendment unless:

               (1) The proposed amendment has been found consistent by the President of the University of California, the Dean of the School of Forestry at the Berkeley Campus of the University of California and a panel of distinguished faculty scientists selected by the President and the Dean, with the goals of the federal and state Endangered Species Acts, the HCP and AB 1986.

               (2) At least thirty days prior to approval, the final form of the amendment is made available to the public by the Company and the Agencies and the Company has sent a copy of the final form of the amendment to all who have requested copies of such amendments.

               (3) The amendment is consistent with AB 1986.

     10.7 This Agreement is subject to the approval by vote of the WCB following a public hearing and shall not take effect until such public hearing and the grant of approval by the WCB.

     10.8 Condition of Title. The Company warrants that, as of the Effective Date of this Agreement, the condition of the title of the property described in the CLTA Standard Coverage Policy of Title Insurance, issued by Fidelity National Title Insurance Company in Policy Number 27-01-90-213442 and which is a portion of the property subject to this agreement, is as described in that Policy and that there are no other monetary encumbrances except for the lien of real estate taxes for the fiscal year 1999-2000. The Company also warrants that the Indenture between the Scotia Pacific Company LLC and the State Street Bank and Trust Company as trustee, dated July 20, 1998, as of close of escrow is unamended and is in full force and effect.

     10.9 Each party hereto acknowledges and warrants that, except for the agreements, considerations, covenants and promises specifically set forth herein, no party has made any other representations, warranties, promises or provided any other inducements for entering into this Agreement.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Effective Date.

Dated:                   THE PACIFIC LUMBER COMPANY


                              By: /S/ JOHN CAMPBELL
                                      JOHN CAMPBELL,
                              President and Chief Executive Officer

Dated:                   SCOTIA PACIFIC COMPANY LLC



                              By: /S/ JOHN CAMPBELL
                                      JOHN CAMPBELL
                              President of Scotia Pacific Company LLC

Dated:                   SALMON CREEK CORPORATION

                              By: /S/ JOHN CAMPBELL
                                      JOHN CAMPBELL
                              President and Chief Executive Officer

Dated:                   CALIFORNIA RESOURCES AGENCY


                              By: /S/ MARY NICHOLS
                                      MARY NICHOLS
                              Secretary of the California
                                 Resources Agency


Dated:                   CALIFORNIA DEPARTMENT OF FISH AND GAME

                            By: [signature illegible]

                              Director of the California Department of
                                       Fish and Game


Dated:                   CALIFORNIA DEPARTMENT OF FORESTRY AND
                         FIRE PROTECTION


                             By: /S/ RICHARD WILSON
                                 RICHARD WILSON
                              Director of California Department of
                              Forestry and Fire Protection


Dated:                   CALIFORNIA WILDLIFE CONSERVATION BOARD

                             By: /S/ W. JOHN SCHMIDT
                                 W. JOHN SCHMIDT
                              Executive Director of the California
                              Wildlife Conservation Board